EXHIBIT 99.1

Exponent Reports Strong First Quarter 2011 Results

MENLO PARK, Calif., April 20, 2011 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq:EXPO) today reported financial results for the first quarter ended April 1, 2011.

For the first quarter of 2011, total revenues grew 24% to $73,473,000, as compared to $59,406,000 in the same period one year ago. Revenues before reimbursements increased 16% to $64,183,000, as compared to $55,201,000 in the first quarter of 2010. Net income for the quarter was up 28% to $8,003,000, or $0.53 per diluted share, as compared to $6,239,000, or $0.42 per diluted share, reported in the same quarter a year ago. EBITDA1 improved 25% to $14,422,000, as compared to $11,540,000 in the first quarter last year.

During the first quarter of 2011, Exponent repurchased $7.1 million of its common stock, and closed the quarter with $92.3 million in cash, cash equivalents and short-term investments.

"We are pleased to have delivered strong first quarter results," commented Dr. Paul Johnston, President and CEO.  "During the quarter we continued to see elevated levels of activity on a number of major assignments which engaged consultants across many of our practices. As a result utilization was up as compared to the same period a year ago. We had notable contributions from our defense technology development, biomechanics, biomedical engineering, and thermal science practices, as well as our environmental and health groups. Additionally, we had significant year over year growth in product sales of the Rapidly Deployed Surveillance Systems.

"For the full year 2011 we expect growth in revenue before reimbursements to be in the mid-single digits.  The second half of 2011 compares to an unusually strong 2010, in which we had utilization and product sales that were higher than historical levels.  As some of our major assignments move beyond the initial intense investigatory phase, we anticipate activity levels to gradually step down, but most likely continue for several quarters or years. For 2011, we expect utilization to be in the high sixties and to experience a slight decrease in the EBITDA1 margin when compared to the prior year.

"We are pleased that the talent, which we have added and developed over the past several years, has the appropriate knowledge and experience to assist clients with the significant technology, health, and environmental challenges that they are facing today. We will continue our focus on adding the best engineers and scientists and developing the skills necessary to expand upon our unique market position," concluded Dr. Johnston.

Today's Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, April 20, 2011, starting at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. The audio on the conference call is available by dialing 877-941-8418 or 480-629-9809. A live webcast of the call will be available on the Investor Relations section of the Company's website at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-406-7325 or 303-590-3030, and entering reservation 4432942#.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm has been best known for analyzing accidents and failures to determine their causes, but in recent years it has become more active in assisting clients with human health, environmental and engineering issues associated with new products to help prevent problems in the future.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading "Risk Factors" and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

1 EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of the measures to GAAP is set forth below.

EXPONENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended April 1, 2011 and April 2, 2010
(unaudited)
(in thousands, except per share data)

	Quarter Ended
	April 1,	April 2,
	2011	2010

Revenues
Revenues before reimbursements	$ 64,183	$ 55,201
Reimbursements	9,290	4,205

Revenues	73,473	59,406

Operating expenses
Compensation and related expenses	42,700	37,780
Other operating expenses	5,782	5,219
Reimbursable expenses	9,290	4,205
General and administrative expenses	3,335	2,695

	61,107	49,899

Operating income	12,366	9,507

Other income
Interest income, net	21	63
Miscellaneous income, net	992	960
	1,013	1,023

Income before income taxes	13,379	10,530

Income taxes	5,376	4,291

Net income	$ 8,003	$ 6,239

Net income per share:
Basic	$ 0.55	$ 0.44
Diluted	$ 0.53	$ 0.42

Shares used in per share computations:
Basic	14,532	14,212
Diluted	15,140	14,940
EXPONENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
April 1, 2011 and December 31, 2010
(unaudited)
(in thousands)

	April 1,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$ 89,914	$ 106,549
Short-term investments	2,339	--
Accounts receivable, net	80,289	72,034
Prepaid expenses and other assets	4,582	10,585
Deferred income taxes	7,164	5,426
Total current assets	184,288	194,594
Property, equipment and leasehold improvements, net	27,004	27,267
Goodwill	8,607	8,607
Other assets	32,913	28,424
	$ 252,812	$ 258,892

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$ 8,808	$ 9,715
Accrued payroll and employee benefits	25,832	41,888
Deferred revenues	5,351	6,131
Total current liabilities	39,991	57,734
Other liabilities	19,891	15,481
Deferred rent	1,768	1,877
Total liabilities	61,650	75,092

Stockholders' equity:
Common stock	16	16
Additional paid-in capital	105,166	96,089
Accumulated other comprehensive loss	(210)	(451)
Retained earnings	155,916	156,086
Treasury stock, at cost	(69,726)	(67,940)
Total stockholders' equity	191,162	183,800
	$ 252,812	$ 258,892
EXPONENT, INC.
EBITDA and EBITDAS (1)
For the Quarters Ended April 1, 2011 and April 2, 2010
(unaudited)
(in thousands)

	Quarter Ended
	April 1,	April 2,
	2011	2010

Net Income	$ 8,003	$ 6,239

Add back (subtract):

Income taxes	5,376	4,291
Interest income, net	(21)	(63)
Depreciation and amortization	1,064	1,073

EBITDA (1)	14,422	11,540

Stock-based compensation	3,815	3,092

EBITDAS (1)	$ 18,237	$ 14,632

(1) EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to compliment operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.
CONTACT:  Exponent, Inc.
          (888) 656-EXPO
          info@exponent.com
          www.exponent.com.